SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ____________)

FILED  BY  THE  REGISTRANT
FILED  BY  A  PARTY  OTHER  THAN  THE  REGISTRANT

CHECK  THE  APPROPRIATE  BOX:
      PRELIMINARY  PROXY  STATEMENT
      CONFIDENTIAL,  FOR  USE  OF  THE  COMMISSION ONLY (AS PERMITTED BY RULE
        14A-6(E)(2))
X     DEFINITIVE  PROXY  STATEMENT
      DEFINITIVE  ADDITIONAL  MATERIALS
      SOLICITING  MATERIAL  UNDER  RULE  14A-12

                              COASTAL BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT))

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):

X     NO  FEE  REQUIRED.
      FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

     (1)     TITLE OF EACH CLASS  OF SECURITIES TO WHICH TRANSACTION APPLIES:

             ___________________________________

     (2)     AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:

             ___________________________________

     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE
             ACT RULE 0-11: (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

             ___________________________________

     (4)     PROPOSED  MAXIMUM  AGGREGATE  VALUE  OF  TRANSACTION:

             ___________________________________

     (5)     TOTAL  FEE  PAID:

             ___________________________________

     FEE  PAID  PREVIOUSLY  WITH  PRELIMINARY  MATERIALS:

     CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     (1)     AMOUNT  PREVIOUSLY  PAID:

             ___________________________________

     (2)     FORM,  SCHEDULE  OR  REGISTRATION  STATEMENT  NO.:

             ___________________________________

     (3)     FILING  PARTY:

             ___________________________________

     (4)     DATE  FILED:

             ___________________________________

                                                                  March 28, 2000


Dear  Stockholder:

     You are cordially invited to attend the Annual Meeting of the stockholders of Coastal Bancorp, Inc. (the "Company"). The meeting will be held at the corporate offices of Coastal Bancorp, Inc., at 5718 Westheimer, Houston, Texas in the Coastal Banc auditorium, Suite 1101, on Thursday, April 27, 2000, at 11:00 a.m., Central Time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Stockholders will vote to elect directors and ratify the Company's independent auditors. The Company's Board of Directors believes that these proposals are in the best interest of the Company and its stockholders and recommends that stockholders vote "for" them at the Annual Meeting. Directors and officers of the Company and representatives of the Company's independent auditors will be present to respond to any questions that our stockholders may have.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the postage paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Coastal Bancorp, Inc. is appreciated.

                                        Sincerely,




                                        /s/   Manuel  J.  Mehos
                                        Manuel  J.  Mehos
                                        Chairman  of  the  Board,  President
                                        and Chief  Executive  Officer

                              COASTAL BANCORP, INC.
                               COASTAL BANC PLAZA
                           5718 WESTHEIMER, SUITE 600
                              HOUSTON, TEXAS  77057

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Coastal Bancorp, Inc. (the "Company") will be held at the corporate offices of Coastal Bancorp, Inc., at 5718 Westheimer, Suite 1101, Houston, Texas at 11:00 a.m., Central Time, on April 27, 2000 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors of the Company to serve until the annual meeting of stockholders in the year 2003 and until their successors are elected and qualified;

     (2) To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and,

     (3) To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management of the Company is not aware of any matters other than those set forth above which may properly come before the Annual Meeting.

     The Board of Directors has fixed February 29, 2000 for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment or postponement.

                                   BY  ORDER  OF  THE  BOARD  OF
                                   DIRECTORS





                                   /s/   Linda  B.  Frazier
                                   Linda  B.  Frazier
                                   Secretary
Houston,  Texas
March  28,  2000


     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

------





                              COASTAL BANCORP, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share (the "Common Stock") of Coastal Bancorp, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders to be held at the corporate offices of Coastal Bancorp, Inc., at 5718 Westheimer, Houston, Texas in the Coastal Banc auditorium, Suite 1101, at 11:00 a.m., Central Time, on April 27, 2000 and at any adjournment or postponement thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is expected to be mailed to stockholders on or about March 28, 2000.

     Each proxy solicited hereby, if properly signed and returned to the Company, will be voted in accordance with the instructions contained therein if it is not revoked prior to its use. If no contrary instructions are given, each proxy received will be voted: (i) for the election of the board's nominees as directors of the company; (ii) for the proposal to ratify the appointment of KPMG LLP as the company's independent auditors for the fiscal year ending December 31, 2000; and (iii) upon the transaction of such other business as may properly come before the annual meeting, in accordance with the best judgment of the persons appointed as proxies. Any holder of common stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation thereof (Linda B. Frazier, Coastal Bancorp, Inc., Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057), (ii) submitting a duly executed proxy bearing a later date; or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

                             BACKGROUND INFORMATION
                                       ON
                              COASTAL BANCORP, INC.
                                       AND
                                  SUBSIDIARIES

     Coastal Bancorp, Inc. (the "Company") is engaged primarily in the business of serving as the parent holding company for Coastal Banc ssb (the "Bank"). The Company was incorporated in March 1994 in connection with the reorganization of Coastal Banc Savings Association, a Texas-chartered thrift institution (the "Association") into the holding company form of organization. In connection with the reorganization, which was completed in July 1994, the Association concurrently converted into a Texas-chartered savings bank and took its present name. In November 1996, in order to minimize state taxes, the Company's corporate structure was again reorganized by forming Coastal Banc Holding Company, Inc. ("HoCo") as a Delaware holding company. HoCo became a wholly-owned subsidiary of the Company and the Bank became a wholly-owned subsidiary of HoCo. Coastal Bancorp, Inc. is a registered unitary savings and loan holding company regulated by the Office of Thrift Supervision.


                        VOTING SECURITIES AND BENEFICIAL
                                OWNERSHIP THEREOF

     Only holders of record of the Company's Common Stock at the close of business on February 29, 2000 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,354,187 shares of Common Stock outstanding and the Company had no other class of voting equity securities outstanding. Only holders of Company Common Stock will be entitled to vote at the Annual Meeting and each share of Common Stock will be entitled to one vote on all matters properly presented. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority in interest of those present (in person or by proxy) at the Annual Meeting is required to approve the proposal to ratify the appointment of the Company's independent auditors.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposal ratify the appointment of the Company's independent auditors, but will not be counted as votes cast for the election of directors and, thus, will have no effect on the voting for the election of directors. Under the applicable rules, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered
"non-discretionary"  and  for  which  there  will  be  "broker  non-votes."

     At February 29, 2000, directors, executive officers and their affiliates beneficially owned 1,636,960 shares of Common Stock or 24.46% of the total shares of Common Stock outstanding on such date. It is anticipated that all of such shares will be voted for the election of the nominees of the Company's Board of Directors and in favor of the proposal to ratify the selection of KPMG LLP as the Company's independent auditors.

     The following table sets forth the beneficial ownership of the Common Stock as of February 29, 2000, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of 5% or more of the Common Stock;
(ii) each nominee for director; (iii) each director of the Company; (iv) each of the executive officers named in the summary compensation table (see "Executive Compensation - Summary Compensation Table") and (v) all directors and executive officers of the Company and its subsidiary, Coastal Banc ssb, as a group. The address for all directors and executive officers of the Company and the Bank is Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057. Except as set forth below, as of February 29, 2000, the Company was aware of no other person or entity unaffiliated with the Company that was the beneficial owner of 5% or more of the Common Stock.



                                              Amount of Shares of

                                                  Common Stock
Name                                           Beneficially Owned
(and Address) of                               as of February 29,     Percent of
Beneficial Owner                                    2000(1)              Class
------------------------------------------  ------------------------  -----------

First Manhattan Co.
437 Madison Avenue
New York, New York 10022                                  616,095(2)        9.21%

Thomson Horstmann & Bryant, Inc.
Park 80 West, Plaza II
Saddle Brook, New Jersey 07662                            608,300(2)        9.09

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401                            460,550(2)        6.88

Robert Edwin Allday, Director
Coastal Bancorp, Inc. and Coastal Banc ssb                      0(3)           *

D. Fort Flowers, Jr., Director
Coastal Bancorp, Inc. and Coastal Banc ssb                274,020(4)        4.09

Dennis S. Frank, Director                                                      *
Coastal Bancorp, Inc. and Coastal Banc ssb                    2,700

Paul W. Hobby, Director
Coastal Bancorp, Inc. and Coastal Banc ssb                    1,000            *
                                            (continued on next page)

                                                Amount of Shares of
                                                    Common Stock
Name                                             Beneficially Owned
(and Address) of                                 as of February 29,   Percent of
Beneficial Owner                                      2000(1)            Class
----------------------------------------------  --------------------  -----------


Robert E. Johnson, Jr., Director
Coastal Bancorp, Inc. and Coastal Banc ssb                   19,320            *

Manuel J. Mehos, Chairman of the Board,
President and Chief Executive Officer
Coastal Bancorp, Inc., Coastal Banc Holding
Company, Inc. and Coastal Banc ssb                        601,500(5)        8.99

James C. Niver, Director
Coastal Bancorp, Inc. and Coastal Banc ssb                553,428(6)        8.27%

Gary R. Garrett, Sr. Executive Vice President
and Chief Lending Officer                                  61,241(5)
Coastal Banc ssb                                                               *

David R. Graham, Executive Vice President
-Real Estate Lending
Coastal Banc ssb                                           29,780(5)           *

Nancy S. Vadasz, Executive Vice President
Market and Product Strategies
Coastal Banc ssb                                           29,094(5)           *

Catherine N. Wylie, Sr. Executive Vice
President and Chief Financial Officer Coastal
Bancorp, Inc., Coastal Banc Holding
Company, Inc. and Coastal Banc ssb                      64,877(5)(7)           *

All directors and executive officers of the
Company and the Bank as a group (11 persons)            1,636,960(5)       24.46


______________________
----------------------

*     Represents  less  than  1.0%  of  the  Common  Stock  beneficially  owned.





     (footnotes  on  next  page)

(1) Based upon information furnished by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information is not necessarily indicative of beneficial ownership for any other purpose. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)     Based  on  a  Schedule  13G  filed  under  the  Exchange  Act.

(3) Mr. Allday is the beneficial owner of 2,000 shares of the Bank's 9.0% Noncumulative Preferred Stock, Series A.

(4) Of such shares, 269,520 are owned by a trust over which Mr. Flowers has shared voting and dispositive power with two other co-trustees.

(5) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. The amounts set forth in the table include 60,741, 29,780, 158,000, 29,094 and 60,952 shares which may be received upon the exercise of stock options by Messrs. Garrett, Graham and Mehos and Mmes. Vadasz and Wylie, respectively, pursuant to stock options. For all directors and executive officers as a group, the number of shares includes 338,567 shares of Common Stock subject to outstanding stock options.

(6) Mr. Niver is the co-trustee with his wife of a trust which holds such shares for their benefit.

(7) Ms. Wylie is the beneficial owner of 2,000 shares of the Bank's 9.12% Cumulative Preferred Stock, Series A.
______________________
----------------------


               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS


ELECTION  OF  DIRECTORS

     Coastal Bancorp, Inc. is a Texas corporation, formed pursuant to the Texas Business Corporation Act which requires that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Company's Articles of Incorporation provide that the Company's Board of Directors be divided into three classes as nearly equal in number as possible, with one class to be elected annually, and the Bylaws state that members of each class are to be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors have been elected and qualified. The number of directors is determined from time to time by resolution of the Board.

     Two directors are to be elected at this Annual Meeting to hold office until the Annual Meeting in 2003 or until their successors are elected and qualified. The information set forth below relating to a director's tenure is as of the date he was first elected as director of either the Association or the Company, where applicable. There are no arrangements or understandings between the Company and any person pursuant to which such person has been selected as a nominee, and no director is related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption.

INFORMATION  WITH  RESPECT  TO  CONTINUING  DIRECTORS

     Information concerning those members of the Board whose terms do not expire in 2000, including age, tenure and principal position with the Company and principal occupation during the past five years, as well as the year his term will expire, is set forth below:

     R. EDWIN ALLDAY. Age 49. Director since 1986. Mr. Allday is a private investor and in September 1993 became a senior consultant with The Dini Partners, Inc., Houston, Texas, a company that provides counseling in philanthropy and non-profit company management. Mr. Allday was an independent consultant for community relations for charitable organizations from March 1990 to June 1993. From August 1988 to March 1990, Mr. Allday was the Chief Operating Officer of the American Leadership Forum, a non-profit organization which teaches business leadership skills located in Houston, Texas. From March 1982 to August 1988, Mr. Allday was the General Manager of Anglia Companies, a family-owned investment management business in Houston, Texas. His term as a director of the Company will expire in 2001.

     D.  FORT  FLOWERS,  JR.  Age  38.  Director since 1992.  Mr. Flowers is the
President of Sentinel Trust Company, a Texas Limited Banking Association, Houston, Texas, providing fiduciary and investment management services to affluent families, their closely held corporations and foundations, a position he has held since January 1997. Mr. Flowers was Chairman of the Board of DIFCO, Inc., a railroad car engineering and manufacturing company from before the time he became a director until August, 1997 when that company was sold. His term as a director of the Company will expire in 2001.

     DENNIS S. FRANK. Age 43. Director since 1988. Mr. Frank is the Chairman of the Board, Chief Executive Officer and President of Silvergate Bancorp, La Mesa, California, a position he has held since December 1996. Additionally, he has been the President and Chief Executive Officer of DSF Management Corp., a private investment company, located in Houston, Texas, since March 1994. Prior to that, Mr. Frank was the Manager of the Association's Capital Markets Division from July 1988 to April 1993 and a consultant to the Association from April 1993 to April 1994. His term as a director of the Company will expire in 2001.

     PAUL  W.  HOBBY.  Age  39.  Director  since  January,  1999.  Mr.  Hobby is
Chairman and Chief Executive Officer of Hobby Media Services, Inc., Houston, Texas, a Houston based corporation which invests in traditional and new media services. Mr. Hobby also serves on the board of directors of various civic, charitable and professional associations. His term as a director of the Company will expire in 2002.

     ROBERT E. JOHNSON, JR. Age 46. Director since 1986. Mr. Johnson is a partner in the law firm of Johnson & Johnson, Austin, Texas. His term as a director of the Company will expire in 2002.


INFORMATION  WITH  RESPECT  TO  NOMINEES  FOR  DIRECTOR

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted "FOR" the election of each of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board of Directors will nominate, and the persons named as proxies will vote, for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why either of the nominees listed below may not be able to serve as a director if elected.

     Information concerning the nominees for director, including age, tenure, principal position with the Company and principal occupation during the past five years, as well as the year his term will expire, is set forth below:

     MANUEL J. MEHOS. Age 45. Director since 1986. Mr. Mehos is the Chairman of the Board, President and Chief Executive Officer of the Company, Coastal Banc Holding Company, Inc., Coastal Banc Capital Corp., and the Bank and also Chief Executive Officer of CoastalBanc Financial Corp., a Bank subsidiary. He is also a director of each of the Bank's subsidiaries and is the President of CBS Asset Corp., CBS Builders, Inc. and CoastalBanc Investment Corporation, which are wholly-owned subsidiaries of the Bank, all of which are located in Houston, Texas. CBS Asset Corp., CBS Builders, Inc. and CoastalBanc Investment Corporation are presently inactive. Mr. Mehos also currently serves on the Finance Commission of Texas. If elected, his term as a director of the Company will expire in 2003.

     JAMES C. NIVER. Age 70. Director since 1986. Mr. Niver is retired and from 1972 until 1995 was employed by Century Land Company, Houston, Texas, retiring as its President. If elected, his term as a director of the Company will expire in 2003.

                THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE
                NOMINEES BE ELECTED AS DIRECTORS OF THE COMPANY.


STOCKHOLDER  NOMINATIONS

     The Company's Articles of Incorporation govern nominations for election to the Board of Directors and require that all nominations for election to the Board of Directors other than those made by the Board, be made by a stockholder who has complied with the notice provisions in the Articles. Written notice of a stockholder's nomination must be communicated to the attention of the Company's Secretary and either delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, and with respect to a special meeting of stockholders for the election of directors, on the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such notice shall include specified matters as set forth in the Articles of Incorporation. If the nomination is not made in accordance with the requirements set forth in the Articles of Incorporation, the defective nomination will be disregarded at the Annual Meeting. The Company did not receive any nominations from stockholders for the Annual Meeting.

BOARD  OF  DIRECTORS  MEETINGS  AND  COMMITTEES
  OF  COASTAL  BANCORP,  INC.  AND  COASTAL  BANC  SSB

     Regular meetings of the Board of Directors of the Company are held at least quarterly and special meetings may be called at any time as necessary. During the year ended December 31, 1999, the Board of Directors of the Company held eleven meetings. No incumbent director of the Company attended fewer than 75% of the Board meetings held during the period in which he served as a director in 1999.

     The Board of Directors is authorized by its Bylaws to elect members of the Board to committees of the Board which may be necessary or appropriate for the conduct of the business of the Company.

     Regular meetings of the Board of Directors of the Bank are held monthly and special meetings may be called at any time as necessary. During the year ended December 31, 1999, the Board of Directors of the Bank held twelve meetings. No incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings held during the period in which he served as a director and the total number of meetings held by committees of the Board of Directors of the Bank on which he served in 1999.

     The Board of Directors of the Bank is authorized by its Bylaws to elect members of the Board to committees of the Board which may be necessary or appropriate for the conduct of the business of the Bank. At December 31, 1999, the Bank had various committees, including an Audit, Compensation, Asset/Liability, Directors' Loan Review and Community Reinvestment Act Committee.

     The Audit Committee of the Bank's Board is responsible for reviewing the reports of the independent auditors and examination reports of regulatory authorities, monitoring the functions of the internal audit department, which reports directly to this Committee, and generally overseeing compliance with internal policies and procedures. The Audit Committee members are Messrs. Niver (Chairman), Allday and Johnson. This Committee met six times during 1999.

     The Compensation Committee reviews the compensation of senior executive officers and recommends to the Board adjustments in such compensation based on a number of factors, including the profitability of the Bank. Messrs. Niver (Chairman), Flowers and Johnson comprise the Compensation Committee, which met three times during 1999. See "Executive Compensation - Report of the Board of Directors on Compensation During Fiscal 1999."

     The Asset/Liability Committee met four times in 1999 to review and analyze the investment securities portfolio, insure that the Bank's interest rate risk policy is followed and to insure that policies and procedures for all investment securities are adequate and appropriate. The Committee also makes interest rate risk assessments and formulates asset/liability management policy for the forthcoming quarterly period. This Committee consists of Messrs. Frank (Chairman), Flowers, Mehos and Hobby.

     The Directors' Loan Review Committee met twelve times in 1999 to approve and/or review certain loans. The Committee can approve any class or type of loan which is authorized for investment by the Board. Specified loan authority limits are further delegated to the management loan committee, the management construction loan committee or an individual officer of the Bank. The Directors' Loan Review Committee consists of Messrs. Mehos (Chairman), Flowers and Niver.

     The Community Reinvestment Act ("CRA") Committee was established to monitor the Bank's efforts in serving the credit needs of the residents of the communities in which it does business, including those credit-worthy persons having low and moderate incomes. The CRA Committee has appointed a CRA Officer who is responsible for developing and administering the Bank's CRA program and for training the Bank's staff to comply with CRA regulations, and Bank policies and procedures. The CRA Officer chairs a management CRA Committee which works to oversee that the Bank meets the procedural requirements of the CRA. The CRA Committee is composed of Messrs. Allday (Chairman), Frank, Mehos and Johnson and met two times in 1999.

BOARD  FEES

     During 1999, each non-employee director of the Company and the Bank was paid a fee of $2,000 for attendance at Board meetings, $400 for each committee meeting attended and $800 for each Loan Review Committee meeting attended. When the Board of the Company meets on the same day as the Board of the Bank, only one attendance fee is paid for that date. No fees are paid for non-attendance; attendance by conference telephone is similarly not compensated. Directors are also reimbursed for reasonable travel expenses. Directors who are also employees of the Company and the Bank receive no fees for attendance at Board or committee meetings.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers, directors and beneficial owners of more than 10% of any class of equity securities of the Company to file reports to indicate ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports.

     Based upon a review of the copies of such forms, the Company believes that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to the Company's officers and directors of the Company and/or the Bank were complied with.

EXECUTIVE  OFFICERS  WHO  ARE  NOT  DIRECTORS

     The following table sets forth information concerning executive officers of the Company, the Bank or other subsidiaries who do not serve on the Company's Board of Directors. All executive officers are elected by the Board of Directors of the Company or the Bank or of the respective subsidiary and serve until their successors are elected and qualified. No such executive officer is related to any director or other executive officer of the Company or the Bank or its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected an executive officer.

                                             Position with the Company and/or
                                             the Bank and other subsidiaries
 Name               Age                 Principal Occupation During Last Five Years
----------------    ----  --------------------------------------------------------------------

John D. Bird         56  Retired from the Bank on January 31, 2000; Executive Vice President of
                         the Bank since August 1993, Chief Administrative Officer since June
                         1993, and Assistant Secretary of the Bank since March 1986; Chief
                         Operations Officer of the Bank from March 1986 to June 1993; President and sole stockholder of Coastal Banc Insurance Agency, Inc., an affiliate of the Bank, since May 1987.

Gary R. Garrett      53  Senior Executive Vice President of the Bank since July 1999 and
                         Executive Vice President of the Bank from August 1993 to July 1999 and a director of each of the Bank's subsidiaries; Chief Lending Officer of the
                         Bank since 1995; Senior Vice President-Mortgage Lending of the Bank
                         from October 1991 to August 1993; Chief Executive Officer and President
                         of CBS Mortgage Corp. from August 1993 through its dissolution into the
                         Bank in December 1998; Executive Vice President, CBS Mortgage Corp.
                         from January 1989 to August 1993.  Director and Executive Vice President
                         of Coastal Banc Capital Corp., an affiliate of the Bank, since August 1997.

David R. Graham      56  Executive Vice President of the Bank since August 1993 and a director of each of the Bank's subsidiaries; Senior Vice President-Real Estate Lending
                         Division of the Bank from May 1988 to August 1993.  Senior Vice
                         President of CBS Asset Corp. since April 1993.

Nancy S. Vadasz      46  Executive Vice President of the Bank since June of 1994, Senior Vice
                         President since September 1991.  Ms. Vadasz is responsible for Market and Product Strategies.

Catherine N. Wylie   45  Senior Executive Vice President of the Company, Coastal Banc Holding
                         Company, Inc. and the Bank since July 1999 and a director of Coastal
                         Banc Holding Company, Inc., and of each of the Bank's subsidiaries;
                         Executive Vice President of Coastal Banc Holding Company, Inc. from
                         November 1996 to July 1999, of the Company from July 1994 to July
                         1999 and of the Bank from August 1993 to July 1999; Chief Financial
                         Officer of the Company and the Bank since October 1993; Controller of the Bank from April 1989 to October 1993; also Executive Vice
                         President/Treasurer of each of the Bank's subsidiaries since October 1990.
                         Director and Executive Vice President of  Coastal Banc Capital Corp., an
                         affiliate of the Bank  since August 1997.

                             EXECUTIVE COMPENSATION

     REPORT  OF  THE  COMPENSATION  COMMITTEE  OF  THE  BOARD  OF  DIRECTORS  ON
COMPENSATION DURING FISCAL 1999. Officers of the Company do not receive separate compensation for their services to the Company.

     The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed entirely of independent outside directors. See "Information With Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers - Board of Directors Meetings and Committees of Coastal Bancorp, Inc. and Coastal Banc ssb." The Committee is responsible for reviewing the compensation of senior executive officers of the Bank and recommending senior executive compensation proposals to the Bank's Board of Directors for approval.

     The Board of Directors of the Bank has a compensation philosophy pursuant to which executive compensation is designed to be at least comparable with average executive compensation for the Bank's peers, which are generally considered to be companies of approximately the same size and in the same industry. Companies included are independent financial companies, banks and savings and loan associations, ranging from $900 million to $4.0 billion in asset size. In May 1992, the Bank retained an executive compensation consultant to review its senior executive compensation policies. The consultant developed a compensation program for the Bank's senior executive officers which is a combination of base salary plus incentive compensation linked to the Bank's profitability.

     The Committee evaluates the base salaries of the Bank's senior executive officers annually. A senior executive officer's base salary is determined based upon longevity with the Bank, the effectiveness of such individual in performing his or her duties, peer averages at the position in question and the Bank's overall performance. No particular weight is assigned to these variables. The base salary component alone, while designed to be competitive with peer group averages, is not designed to produce top levels of compensation for the Bank's senior executive officers when compared to its peer group. The incentive component, as described below, which requires the Bank to achieve returns at a pre-specified level before additional compensation is paid, is the element which is designed to make total compensation for each of the Bank's senior executive officers comparable or better than the comparable executive compensation for the senior executive officers in the Bank's peer group. Based upon the foregoing, Mr. Mehos, the Chief Executive Officer, earned $303,500 in base salary during 1999.

     The amount of incentive compensation is related to the financial performance of the Bank. No cash incentive compensation will be paid to the Bank's senior executive officers unless the Committee determines the Bank is safe and sound in the following areas: capital adequacy, earnings composition, earnings capability, liquidity, risk management (classified assets), strategic planning, and compliance with laws and regulations.

     During 1999, the Board of Directors determined that no incentive awards to its Senior Executive Management would be paid unless a 10.0% return on average equity ("ROE") was achieved. Any earnings from extraordinary items or unsound practices are excluded from such calculations at the Board's discretion. Gains on sales of securities from the investment account, net of losses of sales from the investment account, are deducted from the earnings pool. During 1999, the Committee calculated that the Company achieved a 8.83% ROE, therefore no incentive awards were paid to senior executive officers of the Company or Bank. During 1999, Ms. Wylie received a $100,000 bonus. See "Summary Compensation Table."

                                        By  the  Committee:




                                        James  C.  Niver  (Chairman)
                                        D.  Fort  Flowers,  Jr.
                                        Robert  E.  Johnson,  Jr.

     SUMMARY COMPENSATION TABLE. To meet the goal of providing shareholders a concise, comprehensive overview of compensation awarded, earned or paid in the reporting period, the Summary Compensation Table is utilized by the Company. The Summary Compensation Table includes individual compensation information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Bank and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997.

                                                ANNUAL                            ALL
NAME  AND  PRINCIPAL                          COMPENSATION          AWARDS       OTHER
POSITION(1)                      YEAR    SALARY(2)  BONUS(3)      OPTIONS(4)   COMPENSATION(5)
---------------------------------------------------------------------------------------------

Manuel J. Mehos
Chairman of the Board,           1999   $303,500   $     --        45,000       $ 2,850
 President and                   1998    269,900    174,899        10,000         2,000
 Chief Executive Officer         1997    264,000    127,900        22,000         2,000

John D. Bird                     1999    132,500         --         4,000         8,866
Executive Vice President and     1998    128,369     27,000         2,000         8,000
 Chief Administrative Officer    1997    124,630     30,000         5,000         8,000

Gary R. Garrett                  1999    210,000         --        20,000         7,000
Sr. Executive Vice President     1998    179,900     87,149         3,000         5,669
 and Chief Lending Officer       1997    164,800     64,000        11,000         5,000

David R. Graham                  1999    137,700     29,500         6,000         3,203
Executive Vice President         1998    131,071     34,291         2,000         2,000
 Real Estate Lending Division    1997    124,630     32,895         8,000         2,000

Catherine N. Wylie               1999    210,000    100,000        20,000        25,119
Sr. Executive Vice President     1998    179,900     87,149         3,000        26,120
 and Chief Financial Officer     1997    164,800     64,000        11,000         5,000


______________________
----------------------


(1)     Principal  positions  are  for  fiscal  1999.
(2) Does not include amounts attributable to miscellaneous benefits received by executive officers of the Bank, including use of Bank-owned vehicles and reimbursement of educational expenses. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3) Includes lump sum cash bonuses earned for the fiscal year stated and paid in some casesin the subsequent year.
(4)     Free  standing stock options; see "- Option Grants in Last Fiscal Year."
(5) Includes, for the named individuals, employer matching contributions accrued pursuant to the Company's Profit Sharing (401(k)) Plan, any car allowances and educational reimbursements.

EXECUTIVE  SEVERANCE  AGREEMENTS

     On May 27, 1999, the Company and the Bank extended the term of the executive severance agreements (the "Executive Severance Agreements") with Mr. Garrett and Ms. Wylie (the "Employees" or "Employee") three years to expire on May 31, 2003. The Executive Severance Agreements provide for the payment of certain severance benefits to Mr. Garrett and Ms. Wylie in the event of a trigger event under the Executive Severance Agreements, which means (i) the occurrence of a change in control of the Company as defined below, or (ii) the voluntary termination within 90 days of an event which occurs during the "Protected Period" (i.e., the period six months before and three years after a change of control or after the expiration of the Executive Severance Agreement) and constitutes "Good Reason" (as defined below), or (iii) termination of the Employee's employment for any reason other than "Just Cause" during the Protected Period. If a trigger event occurs, the Employees will be entitled to
(x) payment by the Company or the Bank for a trigger event described in (i) above of one times the annual salary and bonus for incentive compensation (not including stock compensation plans) paid to the Employee during his or her immediately preceding year of employment or (y) the payment by the Company or the Bank for a trigger event described in (ii) or (iii) above of an amount equal to 2.99 times their annual salary plus bonuses paid during the immediately preceding year; and (z) the Company will cause any and all outstanding options to purchase stock of the Company held by each Employee to become immediately exercisable in full. The Executive Severance Agreement also provides that the Company will reimburse the Employee for all costs and expenses, including reasonable attorney's fees incurred by the Employee to enforce rights or benefits under such agreements. Other than the foregoing, the Company has not entered into any employment contracts with any of its officers.

     Under the Executive Severance Agreements, a "Change In Control" of the Company would be deemed to occur if (i) the Company is not the surviving entity in any merger, consolidation, or other reorganization, (ii) the sale, exchange, lease, transfer or other disposition to any person of all or a substantial part of the assets, liabilities, or business of the Company or the Bank, (iii) any change in business of the Company or the Bank such that the Company does not own the voting stock of the Bank or the business of the Bank is not as an insured depository institution, (iv) any person or entity including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 25% of the outstanding shares of the Bank's or the Company's voting stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Bank or the Company before such election cease to constitute at least two-thirds of the Board of Directors.

     Under the Executive Severance Agreements (a) "Good Reason" means any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his or her personal residence, or perform his or her principal executive functions, more than thirty
(30) miles from his or her primary office as of the date of the Change in Control; (ii) a material (defined to be 10% or more) reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) a successor to the Company or the Bank fails or refuses to assume the Company's and the Bank's obligations under the Executive Severance Agreement; (iv) the Company, the Bank or successor thereto breaches any provision of the Executive Severance Agreement; or (v) the Employee is terminated for other than Just Cause after the Change in Control; and (b) "Just Cause" means, in the good faith determination of the Company's and the Bank's Boards of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Executive Severance Agreement. The Employee shall have the right to make a presentation to the Board of Directors with counsel prior to rendering of such determination by the Board. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with the absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

     In the event that the Employee and the Company or the Bank agree that the Employee will be paid an amount under the Executive Severance Agreement which triggers the requirement to pay the excise tax required under Section 280G of the Internal Revenue Code of 1986, as amended, the Company or the Bank will reimburse the Employee for all such excise taxes.

     The Executive Severance Agreement remains in effect for the modified period commencing on May 31, 1999 (the "Effective Date") and ending on the earlier of
(i) May 31, 2003, or (ii) the date on which the Employee terminates his or her employment with the Company or the Bank. Any payments made to the Employee pursuant to the Executive Severance Agreement, or otherwise, are subject to and conditioned upon their compliance with the Federal Deposit Insurance Act and any regulations promulgated by the Federal Deposit Insurance Corporation thereunder.

AGGREGATE  OPTIONS  GRANTED  IN  LAST  FISCAL  YEAR

     The following table sets forth individual grants of options that were made during the last fiscal year to the executive officers named in the Summary Compensation Table. This table is intended to allow stockholders to ascertain the number and size of option grants made during the fiscal year, the expiration date of the grants and the potential realizable present value of such options under specified assumptions.

                                     PERCENT OF
                       OPTIONS     TOTAL OPTIONS
                       GRANTED       GRANTED TO      EXERCISE                GRANT DATE
                       (NO. OF        EMPLOYEES       PRICE     EXPIRATION     PRESENT
NAME                   SHARES)(1)  IN FISCAL YEAR    PER SHARE     DATE        VALUE(2)
-------------------    ----------  --------------    ---------  ----------   ------------

Manuel J. Mehos          45,000       24.35%         $16.00       5/27/09       $365,220
John D. Bird              4,000        2.16           16.00       5/27/09         32,464
Gary R. Garrett          20,000       10.82           16.00       5/27/09        162,320
David R. Graham           6,000        3.25           16.00       5/27/09         48,696
Catherine N. Wylie       20,000       10.82           16.00       5/27/09        162,320

______________________
----------------------

(1) Total options granted in 1999 were 184,800 shares. The options vest 25% during the first year and an additional 25% for each of the next three years.

(2) The potential realizable value of the grant of options is the present value of the grant at the date of grant using a variation of the Black-Scholes option pricing model. Assumptions used to calculate the present value of the options granted on May 27, 1999, respectively, were as follows: an expected volatility rate of 36.156%, a risk free rate of return of 5.628%, a dividend yield of $.32 per share per year and the expiration date of May 27, 2009, respectively.

AGGREGATE  OPTIONS  EXERCISED  IN  LAST  YEAR  AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.

                                                                                  Value of Unexercised
                         Shares                      Number of Unexercised      in-the-Money Options at
                      Acquired on     Value       Options at Fiscal Year-End      Fiscal Year-End(1)
Name                    Exercise      Realized     Exercisable  Unexercisable   Exercisable  Unexercisable
-----------------     ------------    --------    ---------------------------   --------------------------
Manuel J. Mehos              --             --       158,000       47,000        $865,586       $61,984
John D. Bird             27,880       $169,792        18,786        5,875         176,410         8,869
Gary R. Garrett              --             --        60,741       22,495         377,086        34,721
David R. Graham              --             --        29,780        8,791         144,856        14,008
Catherine N. Wylie           --             --        60,952       21,494         369,614        34,136

______________________
----------------------

(1) Based upon a closing market price for the Company's Common Stock as of December 31, 1999 of $17.50.


COMPARATIVE  STOCK  PERFORMANCE  GRAPH

     The stock performance graph below compares the cumulative total stockholder return of the Company's Common Stock from December 31, 1994 to December 31, 1999 with the cumulative total return of the National Association of Securities Dealers Automated Quotations ("NASDAQ") Market Index and certain thrift institutions traded on the NASDAQ, as compiled by SNL Securities, L.P. in its OTC Thrift Index, assuming an investment of $100 on December 31, 1994 and the reinvestment of all dividends. In 1994, the Company paid its first dividend of $.08 per share on June 15, 1994. Quarterly dividends of the same amount were paid on September 15, 1994, December 15, 1994, March 15, 1995, June 15, 1995, September 15, 1995, and December 15, 1995. The Board of Directors voted at the January 25, 1996 regularly scheduled Board Meeting to increase the dividend for the fourth quarter of 1995 from $.08 per share to $.10 per share. Quarterly dividends of $.10 per share were paid on March 15, 1996, June 15, 1996, September 15, 1996 and December 15, 1996. During 1997, the Company paid quarterly dividends in the amount of $.10 per share on March 15, 1997 and quarterly dividends of $.12 per share on June 15, 1997, September 15, 1997 and December 15, 1997. In 1998, the Company split the stock 3:2 at which time the $.12 per share dividend, adjusted for the split was $.08 per share. During 1998 and 1999, the Company paid quarterly dividends in the amount of $.08 per share, as adjusted for the stock split, on March 15, 1998, June 15, 1998, September 15, 1998, December 15, 1998, March 15, 1999, June 15, 1999, September 15, 1999 and
December  15,  1999.

            COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURN PERFORMANCE

                                                 PERIOD  ENDING
                         ---------------------------------------------------------------
INDEX                    12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
Coastal Bancorp, Inc.     100.00     124.25     165.91     257.17     196.48     200.14
NASDAQ - Total US*        100.00     141.33     173.89     213.07     300.25     542.43
SNL OTC Thrift Index      100.00     152.05     197.81     321.29     280.92     241.62
SNL $1B-$5B Bank Index    100.00     134.48     174.33     290.73     290.06     266.58
SNL $1B-$5B Thrift Index  100.00     153.72     201.70     358.03     321.38     287.80


SNL  Securities  LC                                            (804)  977-1600
  2000

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com.

______________

Notes:
     A. Each Index is weighted for all companies that fit the criteria of that particular Index. The Index is calculated to exclude companies as they are acquired, and add them to the Index calculation as they become publicly traded companies. All companies in the particular Index that were in existence at December 31, 1999 are included in the calculations.
     B. Each Index value measures dividend re-investment by assuming dividends are received in cash on the ex-date and re-invested back into the company stock paying the dividend on the same day. The stock price on the ex-date is used to calculate how many shares can be bought with the dividend.

CERTAIN  TRANSACTIONS

     In 1987, the Bank entered into an Administrative Services Agreement with Coastal Banc Insurance Agency, Inc. ("CBIA"), a Texas business corporation licensed under Texas law to act as a life insurance agent. CBIA is wholly-owned by an executive officer of the Bank who receives no salary or dividends from CBIA. CBIA has granted to the Bank the legal ownership of all of its books and records and the stockholder of CBIA has granted to the Bank the right to assign all of its stock in CBIA to any other properly licensed life insurance agent in the Bank's sole discretion. The Bank has agreed to provide to CBIA certain services, including but not limited to employee training, office space, furniture, fixtures, equipment, clerical services, data processing and other services as well as marketing leads and information to assist CBIA in the sale of annuities underwritten by an independent annuity company to the Bank's deposit and loan customers. In consideration for such services, CBIA has agreed to pay the Bank a flat fee which is subject to renegotiation on a quarterly basis. The fee payable to the Bank was last negotiated on December 31, 1999, and was $580,000 for the year ended December 31, 1999. Such fee represented substantially all of CBIA's net income for the year then ended.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG LLP as independent auditors for the Company for the year ending December 31, 2000, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. KPMG LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  RATIFICATION  OF THE
APPOINTMENT  OF  KPMG  LLP  AS  INDEPENDENT  AUDITORS  FOR  FISCAL  2000.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders of the Company and included in the proxy materials used by the Company in connection with such meeting must be received at the corporate headquarters office of the Company at Coastal Banc Plaza, 5718 Westheimer, Suite 600, Houston, Texas 77057, no later than November 28, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the Annual Meeting. No stockholder proposals were received by the Company in connection with the 2000 Annual Meeting.

                               PROXY SOLICITATION

     The Company has not retained a professional proxy solicitation firm, to assist in the solicitation of proxies or for related services.

                                  OTHER MATTERS

     Management is not aware of any business to come before the 2000 Annual Meeting other than those matters described above in this Proxy Statement and possibly, procedural matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company or its subsidiary may solicit proxies personally or by telephone without additional compensation.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report for the year ended December 31, 1999 ("Annual Report") accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AND ANY EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CATHERINE N. WYLIE, CHIEF FINANCIAL OFFICER, COASTAL BANCORP, INC., COASTAL BANC PLAZA, 5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS 77057. THE FORM 10-K IS NOT A PART OF THE PROXY SOLICITATION MATERIALS.

                              By  Order  of  the  Board  of  Directors




                              /s/  Linda  B.  Frazier
                              Linda  B.  Frazier
                              Secretary

March  28,  2000